Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GigaBeam Corporation
Herndon, VA 20170

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 constituting a part of this Registration Statement of our report dated March 22, 2006, relating to the consolidated financial statements, of GigaBeam Corporation, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
Bethesda, MD

November 1, 2006